                               Exhibit 23.1

      CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Amerilithium Corp.

Henderson, NV

We hereby consent to the inclusion in this Registration Statement on Form S-1 dated February xx, 2012 of our report dated April 1, 2011 relating to the consolidated financial statements for the years ended December 31, 2010 and 2009 and for the period from February 2, 2004 (inception) through December 31, 2010. We also consent to the reference to our firm under the heading "Experts" appearing therein.

/s/ Thomas J. Harris

Thomas J. Harris, CPA

Seattle, WA

February 13, 2012